Schumacher & Associates, Inc.
Certified Public Accountants
2525 Fifteenth Street, Suite 3H
Denver, CO 80211

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of Roughneck Supplies Inc. on Form SB-2, of our report dated August 9, 2007, relating to the financial statements of Roughneck Supplies, Inc. for the period ended May 31, 2007, and to the use of our name and the statements with respect to us, as appearing in the prospectus.

/s/ Schumacher & Associates, Inc.
Schumacher & Associates, Inc.
Denver, Colorado

October 5, 2007